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                                                                 Exhibit 21

LIST OF SUBSIDIARIES

o    Golden Books Publishing Company, Inc. (Delaware)
o    LRM Acquisition Corp. (Delaware)
o    Western Publishing (Hong Kong) Limited (Hong Kong)
o    Golden Books Publishing (Canada), Inc.
o    Golden Showcase Stores, Inc. (Delaware)

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